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Exhibit No. 11

                           THE PROGRESSIVE CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
                      (MILLIONS - EXCEPT PER SHARE AMOUNTS)

                                            2003                  2002                  2001
                                     -------------------   -------------------   -------------------
                                                   Per                   Per                   Per
Years Ended December 31,               Amount     Share      Amount     Share      Amount     Share
                                     ---------   -------   ---------   -------   ---------   -------
BASIC:
Net income                           $ 1,255.4   $  5.79   $   667.3   $  3.05   $   411.4   $  1.86
                                     =========   =======   =========   =======   =========   =======
Average shares outstanding               216.8                 219.0                 221.0
                                     =========             =========             =========

DILUTED:

Net income                           $ 1,255.4   $  5.69   $   667.3   $  2.99   $   411.4   $  1.83
                                     =========   =======   =========   =======   =========   =======

Average shares outstanding               216.8                 219.0                 221.0
Net effect of dilutive stock-based         3.7                   4.2                   4.2
compensation
                                     ---------             ---------             ---------
Total                                    220.5                 223.2                 225.2
                                     =========             =========             =========

All share and per share amounts were adjusted for the April 22, 2002, 3-for-1 stock split.